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                                                                   EXHIBIT 9(ii)

[SUTHERLAND ASBILL & BRENNAN LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the Statement of Additional Information included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain flexible payment deferred combination fixed and variable annuity insurance contracts issued through The Sage Variable Annuity Account A of Sage Life Assurance of America, Inc. (File No. 333-43329). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         SUTHERLAND ASBILL & BRENNAN LLP




                                         /s/  Stephen E. Roth, Esq.
                                         --------------------------------------
                                         Stephen E. Roth, Esq.



Washington, D.C.
January 27, 1999